                                   EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       HORIZON PHARMACEUTICAL CORPORATION


         The undersigned, R. Brent Dixon, President of HORIZON PHARMACEUTICAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The name of the Corporation is: Horizon Pharmaceutical
Corporation

         SECOND: The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on July 9, 1992, and was amended by Certificates of Amendment filed on August 11, 1992, May 24, 1994, December 7, 1998, and December 15, 1999.

         THIRD: This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the Delaware General Corporation Law, the Board of Directors having duly adopted resolutions setting forth and declaring advisable this Restated Certificate of Incorporation, and the written consent of the stockholders of the Corporation has been given in accordance with Section 228 of the Delaware General Corporation Law.

         FOURTH: This Restated Certificate of Incorporation is being filed pursuant to Sections 103, 228, 242 and 245 of the Delaware General Corporation Law in order to restate the Certificate of Incorporation of the Corporation and also to amend the Certificate of Incorporation.

         FIFTH: The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                    FIRST HORIZON PHARMACEUTICAL CORPORATION


                                 ARTICLE 1: NAME

         The name of the Corporation is: First Horizon Pharmaceutical Corporation (the "Corporation").

                     ARTICLE 2: REGISTERED AGENT AND OFFICE

         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                               ARTICLE 3: PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                            ARTICLE 4: CAPITALIZATION

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 41,000,000 shares, of which 40,000,000 shares shall be designated as "Common Stock," $.001 par value per share, and 1,000,000 shares shall be designated as "Preferred Stock," $.001 par value per share.

         A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:

         A.       Common Stock

         Except as otherwise required by law or as provided by the Board of Directors with respect to any class or series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share outstanding in his or her name on the books of the Corporation.

         Subject to the preferred rights of the stockholders of shares of any series of Preferred Stock as provided by the Board of Directors with respect to any such series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend.

         In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any series of Preferred Stock as provided by the Board of Directors with respect to any such series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.

         B.       Preferred Stock

         The Board of Directors is hereby authorized as it may determine to issue shares of Preferred Stock at any time and from time to time, in one or more series, and to fix or alter the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, of such shares of Preferred Stock, including without limitation of the generality of the foregoing, dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences of any wholly unissued series of preferred shares and the number of shares constituting any of such series and the designation thereof, or any of them; and to increase or decrease the number of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                          ARTICLE 5: BOARD OF DIRECTORS

         The initial Board of Directors of the Corporation shall be such number as is determined in accordance with the Bylaws of the Corporation. The directors of the Corporation shall be divided into three classes, designated as Class A, Class B and Class C. In the event that the number of directors shall not be evenly divisible by three, the Board of Directors shall determine in which class or classes the remaining director or directors, as the case may be, shall be included. No Class shall have more than one director more than any other Class unless such disparity results from the death or resignation of a director or the removal of a director by the stockholders, in which event the remaining directors shall promptly fill such vacancy so that no Class has more than one director more than any other Class. The term of office of each director shall be three years; provided, however, that, the initial term of office of filing of the directors in Class A shall expire at the first annual meeting of the stockholders after the date of filing of this Certificate of Incorporation, the initial term of office of the directors in Class B shall expire at the second annual meeting after the date of filing of this Certificate of Incorporation, and the initial term of office of the directors in Class C shall expire at the third annual meeting after the date of filing of this Certificate of Incorporation. At each annual meeting of stockholders, directors shall be elected for a full term of three years to succeed those whose terms expire.

         Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), any removal of a director shall be only for cause and shall be effected only by the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

                   ARTICLE 6: LIMITATION OF DIRECTOR LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article 6 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                           ARTICLE 7: INDEMNIFICATION

          The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in other capacities while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

              ARTICLE 8: AMENDMENT OF CERTIFICATE OF INCORPORATION
                                   AND BYLAWS

         Notwithstanding any provision of this Certificate of Incorporation or the Bylaws of the Corporation, no provision of Articles 5, 6, 7, 8 and 9 of this Certificate of Incorporation shall be amended, modified or repealed, nor shall any provision of this Certificate of Incorporation inconsistent with any such provision be adopted, by the stockholders of the Corporation unless approved by the unanimous written consent of the stockholders or by the affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

         The Board of Directors shall have the power acting by simple majority to adopt, amend or repeal any provision of the Bylaws of the Corporation. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding that some lesser percentage which may be specified by law), no provision of the Bylaws of the Corporation shall be amended, modified or repealed by the stockholders of the Corporation, nor shall any provision of the Bylaws of the Corporation inconsistent with any such provision be adopted by the stockholders of the Corporation, unless approved by the unanimous written consent of the stockholders or by the affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

                 ARTICLE 9: LIMITATION ON ACTION BY STOCKHOLDERS

         Following the effective date of an initial public offering of Common Stock of the Corporation registered with the Securities and Exchange Commission, no action may be taken by the stockholders except at an annual or special meeting of the stockholders.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be executed and signed by its President on this 15th day of February, 2000.


                                                   -----------------------------
                                                   Mahendra G. Shah, Ph.D.
                                                   Chief Executive Officer